Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lawson Products, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that based on their knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

October 20, 2016

/s/ Michael G. DeCata
Michael G. DeCata
Lawson Products, Inc.
President and Chief Executive Officer
(principal executive officer)

/s/ Ronald J. Knutson
Ronald J. Knutson
Lawson Products, Inc.
Executive Vice President, Chief Financial Officer,
Treasurer and Controller
(principal financial and accounting officer)